EXHIBIT 10.1

ELEMENT 21 GOLF COMPANY

SERIES A CONVERTIBLE PREFERRED STOCK
EXCHANGE AGREEMENT AND ACKNOWLEDGEMENT

This Series A Convertible Preferred Stock Exchange Agreement and Acknowledgement (this “Agreement”) is entered into as of February 22, 2006, between Element 21 Golf Company, a Delaware corporation (the “Corporation”), and [Individual], an individual residing at [Address], (the “Stockholder”).

W I T N E  ;S S E T H

WHEREAS, the Corporation has authorized 5,000,000 shares of Preferred Stock under its Amended and Restated Certificate of Incorporation and has designated 2,220,000 shares of such Preferred Stock as Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), the voting powers, preferences and relative participating, option or other special rights, and qualifications, limitations and restrictions of which are governed by that certain Certificate of the Powers, Designations, Preferences and Rights of Series A Convertible Preferred Stock, $.001 Par Value Per Share (“Certificate of Designation”) attached hereto as Appendix A;

WHEREAS, the Stockholder is: (i) a stockholder who has loaned an aggregate amount of $________ to the Corporation (“Indebtedness”); and/or (ii) has previously rendered services to the Corporation for the benefit of the Corporation as an independent contractor (“Services”);

WHEREAS, the Corporation desires to issue, in full payment and satisfaction of the Indebtedness and/or in consideration of the Services, to the Stockholder __________ shares of Series A Preferred Stock (the “Total Shares”) pursuant to this Agreement and according to the terms and conditions hereof;

WHEREAS, Stockholder desires to have and/or increase such Stockholder’s equity investment in the Corporation and concomitant proprietary interest in the Company’s financial success by investing in the Corporation and is willing to enter into this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby mutually covenant and agree as follows:

1. Grant of Stock. As of the date of this Agreement, the Corporation hereby agrees to grant to the Stockholder, in full payment and satisfaction of the Indebtedness owing to the Stockholder and/or in consideration for any and all Services performed by Stockholder, __________ Total Shares. The fair market value of such Total Shares, as of the date of this Agreement, is $0.255 per share.

2. Satisfaction and Discharge. Stockholder hereby acknowledges that the Corporation has granted to the Stockholder the Total Shares, and in consideration of the same, Stockholder hereby accepts such Total Shares as payment in full of the Indebtedness and/or Services and acknowledges the satisfaction and discharge of: (i) the Indebtedness; and/or (ii) any salary or other consideration owing for Services performed by Stockholder as of the date hereof.

3. Acknowledgement of Terms and Conditions of the Certificate of Designation. Stockholder hereby acknowledges that the voting powers, preferences and relative participating, option or other special rights and qualifications, limitations and restrictions of the Series A Preferred Stock are governed by: (i) the Certificate of Designation; (ii) the governing documents of the Corporation including, without limitation, the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws; and (iii) the General Corporation Law of the State of Delaware.

4. Title. The Total Shares granted by the Corporation to the Stockholder pursuant to this Agreement will be, when delivered, duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of all liens, obligations and encumbrances.

5. Miscellaneous.

a.
Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Stockholder, at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

b.
Entire Agreement; Modification. This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

c.	Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

d.	Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

e.	Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws thereof.

[Remainder of page intentionally blank; signature page follows.]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above.

ELEMENT 21 GOLF COMPANY

By:____________________________
[Name]
[Title]

____________________________
[Name]

Appendix A

Certificate of the Powers, Designations, Preferences and Rights
of the Series A Convertible Preferred Stock, $.001 Par Value Per Share